Form 8-K for FIRST CHESAPEAKE FINANCIAL CORP filed on August 11, 1998




                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) July 9, 1998


                     FIRST CHESAPEAKE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

          VIRGINIA                     0-21912               54-1624428
(State or other jurisdiction         (Commission           (IRS Employer
     of incorporation)               File Number)        Identification No.)

               12 OREGON AVENUE, PHILADELPHIA, PENNSYLVANIA 19148
                    (Address of principal executive offices)


Registrant's telephone number, including area code   (215) 755-5691


(Former name or former address, if changed since last report.) Not applicable

ITEM 5. OTHER EVENTS


First Chesapeake Announces New Mortgage Banking Subsidiary

Richard Chakejian, Jr., President of First Chesapeake Financial Corporation (the "Company"), today announced the formation of a new subsidiary and the acquisition of a Florida mortgage banking operation and appointment of Lester W. Salzman as President of the newly formed subsidiary.

The new company will be known as First Chesapeake Funding Corporation with operational headquarters in the Ft. Lauderdale, Florida metropolitan area and will focus on the development of a comprehensive alternative documentation product line on both the wholesale and retail levels.

"We are embarking on the first phase of our corporate expansion" noted Chakejian. "Our funding group will be the cornerstone of our development. It will provide the backbone of our organization's growth and is an indication of the direction in which we plan to travel."

Salzman, who has more than 20 years of mortgage lending experience, most recently served as executive vice president and sales manager for another national publicly traded lender. Salzman also serves as a member of the Company's Board of Directors.

"The opportunity to join First Chesapeake was enticing when I had the chance to review the resumes of the new Board of Directors and executive staff. However, it was the level of commitment by that Board and management which most convinced me." Salzman explained.

"We have a clear agenda to move this operation forward" according to Salzman. "At present, we have secured the ability to provide a comprehensive menu of product to a wholesale client base of more than 400 clients. We will expand these numbers through measured internal growth as well as prudent acquisitions."

The Company is a Virginia corporation that formerly engaged in the residential and commercial mortgage banking business through origination, acquisition and servicing of mortgage loans and mortgage loan servicing rights.

Statements in the press release concerning the Company's business outlook or future economic performances, anticipated profitability, revenues, expenses or other financial items, are forward-looking statements that are estimates reflecting the best judgment of the Company based on currently available information. Such forward-looking statements involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. Such risks, uncertainties, contingencies and other factors, many of which are beyond the control of the Company, include overall economic and business conditions, trends for the continued growth of the mortgage and financial services industry, the realization of anticipated revenues, profitability and cost synergies, the demand for the Company's products and services, pricing and other competitive factors in the industry, new government regulations and/or legislative initiatives, and other risks and uncertainties described in the Company's reports and filings with the Securities and Exchange Commission. There can be no such assurance that such factors will not affect the accuracy of such forward-looking statements, and the Company assumes no obligation to update the information in this release.

Contact:    Richard N. Chakejian, Jr., President
            Mark E. Glatz, Chief Financial Officer



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                    FIRST CHESAPEAKE FINANCIAL CORPORATION

Date: August 11, 1998               By: /s/ Richard N. Chakejian, Jr.
                                        -----------------------------
                                        Richard N. Chakejian, Jr. President

                                    By: /s/ Mark Mendelson
                                        -------------------------------------
                                        Mark Mendelson, Chief Executive Officer

                                    By: /s/ Mark E. Glatz
                                        -------------------------------------
                                        Mark E. Glatz, Chief Financial Officer